
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan
Stanley Dean Witter Spectrum Global Balanced L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      46,411,540
<SECURITIES>                                         0
<RECEIVABLES>                                1,399,828<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              48,908,487<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                48,908,487<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               630,078<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               683,087
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                (53,009)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            (53,009)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (53,009)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $1,226,996 and interest receivable of $172,832.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,097,119.
<F3>Liabilities include redemptions payable of $319,295, accrued brokerage fees of $181,812, and accrued management fees of $49,406.
<F4>Total revenue includes realized trading revenue of $1,001,877, net change in unrealized of $(870,068) and interest income of $498,269.

